UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

COMSCORE, INC.
(Name of Registrant as Specified In Its Charter)

180 DEGREE CAPITAL CORP. KEVIN M. RENDINO MATTHEW F. MCLAUGHLIN
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Should the Board of Directors of comScore, Inc., a Delaware Corporation (the “Company”), change its intent to support the addition of Matthew F. McLaughlin to the Company’s board of directors at the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”) as disclosed on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 25, 2024, 180 Degree Capital Corp., a New York Corporation (“180 Degree Capital”), expects to nominate director candidates and file a preliminary proxy statement and accompanying WHITE universal proxy card with the SEC to be used to solicit votes for the election of its slate of highly-qualified director nominees at the Annual Meeting.

On March 26, 2024, 180 Degree Capital issued a press release (the “Press Release”), which noted that 180 Degree Capital is gratified that the board of directors of the Issuer (the "Board") has determined to nominate and support the election of Matthew F. McLaughlin for election to the Board at the 2024 annual meeting of stockholders (the "Annual Meeting"). 180 Degree Capital is hopeful that the Board will also support declassifying itself and put such proposal up for shareholder ratification at the Annual Meeting. 180 Degree Capital also noted that it currently plans to pursue a competitive proxy contest only if the Board of the Issuer changes its intent filed on Form 8-K with the Securities and Exchange Commission on March 25, 2024. The full text of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Should the Board of Directors of comScore, Inc., a Delaware Corporation (the “Company”), change its intent to support the addition of Matthew F. McLaughlin to the Company’s board of directors at the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”) as disclosed on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 25, 2024, 180 Degree Capital Corp., a New York Corporation (“180 Degree Capital”), expects to nominate director candidates and file a preliminary proxy statement and accompanying WHITE universal proxy card with the SEC to be used to solicit votes for the election of its slate of highly-qualified director nominees at the Annual Meeting.

180 DEGREE CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation, if required, are anticipated to be 180 Degree Capital, Kevin M. Rendino, Daniel B. Wolfe and certain other of 180 Degree Capital's senior management, and Matthew F. McLaughlin.

As of the date hereof, 180 Degree Capital beneficially owns an aggregate of 415,366 shares of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”), which includes 15,231 shares of Common Stock held in a separately managed account for which 180 Degree Capital serves as the investment manager. As of the date hereof, Mr. McLaughlin directly beneficially owns 125,000 shares of Common Stock. As of the date hereof, Mr. Rendino directly beneficially owns 26,125 shares of Common Stock.